As filed with the Securities and Exchange Commission, via EDGAR, on
August 20, 1998
______________________________________________________________________________

        SECURITIES AND EXCHANGE COMMISSION
            Washington, D.C.  20549


                    FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
         SECURITIES EXCHANGE ACT OF 1934

                      TOLL BROTHERS, INC
(Exact name of registrant as specified in its charter)

                       Delaware                           23-241678
(State of incorporation or organization)      (IRS Employer Identification No.)

3103 Philmont Avenue, Huntingdon Valley, PA                           19006
(Address of principal executive offices)                           (Zip Code)

If this form relates to the
registration of a class of
securities pursuant to
Section 12(b) of the
Exchange Act and  and is
effective pursuant to
General Instruction A.(c),
please check the following
box. / x /

If this form relates to the
registration of a class of
securities pursuant to Section
12(g) of the Exchange Act and
is effective pursuant to
General Instruction A.(d)
please check the following
box. /   /

Securities Act registration statement file number to which this form relates: _____ ______
                 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

                                       Name of Each Exchange on
         Title of Each Class           Which Each Class is to be
         to be so Registered           Registered

Preferred Stock Purchase Rights        New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                            None
                       (Title of Class)


Item 1.  Description of Securities to be Registered.

    The Board of Directors of Toll Brothers, Inc. (the
"Company"), acting by unanimous written consent, have approved the Amendment, dated as of July 31, 1998, to the Rights Agreement (the "Rights Agreement"), dated as of June 12, 1997, by and between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Amendment"). The Rights were previously registered on Form 8-A on June 20, 1997.

    A complete copy of the Amendment is attached hereto as
Exhibit 1 and is incorporated herein by reference. A copy of the Rights Agreement is incorporated herein by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A filed with the
Securities and Exchange Commission via EDGAR on June 20, 1997.


Item 2.  Exhibits.

    Number              Exhibit

       1 Amendment, dated as of July 31, 1998, to the Rights Agreement, dated as of June
              12, 1997, by and between the Company
              and ChaseMellon Shareholder Services,
              L.L.C., as Rights Agent.

                    SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                        TOLL BROTHERS, INC.



Dated: August 20, 1998           By: /s/ Joseph R. Sicree

                                Name: Joseph R.Sicree
                                Title:Vice President
                                      Chief Accounting Officer

                INDEX OF EXHIBITS



Number             Exhibit

   1          Amendment, dated as of
              July 31, 1998, to the Rights
              Agreement, dated as of
              June 12, 1997, by and
              between the Company and
              ChaseMellon Shareholder
              Services, L.L.C., as Rights
              Agent.

Exhibit 1

         AMENDMENT TO RIGHTS AGREEMENT

    Amendment, dated as of July 31, 1998, to the Rights
Agreement, dated as of June 12, 1997 (the "Rights Agreement"), between Toll Brothers, Inc., a Delaware corporation (the "Company"), and
ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company, as rights agent (the "Rights Agent").

    Pursuant to Section 26 of the Rights Agreement, the
Company and the Rights Agent may from time to time supplement or amend any provision of the Rights Agreement in accordance with such
Section 26. All acts and things necessary to make this Amendment a valid agreement, enforceable according to its terms, have been done and performed, and the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects duly authorized by the Company and the Rights Agent.

    In consideration of the foregoing and the mutual agreements set forth herein, the parties hereto agree as follows:

    1. The Rights Agreement is hereby amended by deleting Section 1(g) thereof in its entirety.

    2. Section 11(a)(ii) of the Rights Agreement is hereby amended by deleting the words "who are Continuing Directors and" therefrom.

    3. Section 23(a) of the Rights Agreement is hereby amended by deleting the words "there must be Continuing Directors then in office and such authorization shall require the concurrence of a majority of such Continuing Directors" and substituting therefor the words "such authorization shall require the concurrence of a majority of the members of the Board of Directors of the Company".

    4. Section 26 of the Rights Agreement is hereby amended:

              (a)  by deleting the parenthetical "(which
         lengthening or shortening, following the first occurrence of an event set forth in clauses (i) and
         (ii) of the first proviso to Section 23(a) hereof, shall be effective only if there are not less than two
         Continuing Directors and shall require the concurrence of a majority of such Continuing
         Directors)" in the second sentence in its entirety;
         and

              (b)  by inserting the following words at
         the end of the penultimate sentence of Section 26:
         "and following the first occurrence of an event set forth in clauses (i) and (ii) of the first proviso to
         Section 23(a) hereof, any supplement or
         amendment shall require the concurrence of a majority of the members of the Board of Directors of the Company".

    5. Section 27(a) of the Rights Agreement is hereby amended by deleting paragraph (iii) thereof in its entirety and substituting therefor the following:

              "(iii)    Notwithstanding anything contained
         in this Section 27(a) to the contrary, the Company may not exchange any Rights pursuant to this
         Section 27(a) unless such exchange is approved by a majority of the members of the Board of Directors of the Company."

    6. Section 27(c) of the Rights Agreement is hereby amended by deleting the words "Continuing Directors" therefrom and substituting therefor the words "members of the Board of Directors of the Company".

    7. Section 29 of the Rights Agreement is hereby amended:

              (a)  by deleting the words "the
         Continuing Directors" the first three times such words appear and substituting therefor the words "a majority of the members of the Board of Directors of the Company"; and

              (b)  by deleting the words "or the
         Continuing Directors" in clause (y) of the last sentence of such Section 29.

    8. Section 31 of the Rights Agreement is hereby amended by deleting the last sentence thereof in its entirety.

    9.   The sixth paragraph of Exhibit B to the Rights
Agreement is hereby amended by deleting the words "a majority of the Continuing Directors (as such term is defined in the Rights Agreement)" and substituting therefor "a majority of the members of the Board of Directors of the Company".

    10. Exhibit C to the Rights Agreement is hereby amended:

              (a)  by deleting the words "who are
         Continuing Directors (as defined below)" in the sixth paragraph thereof;

              (b)  by deleting the words "Continuing
         Directors" in the tenth paragraph and eleventh paragraph thereof and substituting therefor the words "members of the Board of Directors of the Company";

              (c)  by deleting the twelfth paragraph
         thereof, which begins "The term  Continuing
         Director' means", in its entirety;

              (d)  by deleting the words "the
         Continuing Directors" in the fourteenth paragraph thereof and substituting therefor the words "a majority of the members of the Board of Directors of the Company".

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Rights Agreement to be duly executed and attested, all as of the date first above written.

Attest:                      TOLL BROTHERS, INC.



By:                     By:
   Name:                     Name:
   Title:                    Title:



Attest:                      CHASEMELLON SHAREHOLDER SERVICES, L.L.C.



By:                     By:
   Name:                     Name:
   Title:                    Title: